EXHIBIT 23.1

CONSENT OF MAYER HOFFMAN MCCANN P.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2007 on the consolidated financial statements of Lucy's Cafe, Inc. as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006 (and to all references to our Firm) included in or made a part of this Registration Statement (File No. 333 - 140591) on Form SB-2.

/s/    Mayer Hoffman McCann P.C.
MAYER HOFFMAN MCCANN P.C.

Los Angeles, California
April 19, 2007